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                            SPECIAL OPTION AGREEMENT

                  AGREEMENT, dated as of the 15th day of February, 1996, by and among Catalina Coatings, Inc., an Arizona corporation ("Catalina"); David G. Shaw ("Shaw"), Marc G. Langlois ("Langlois") and John E. Madocks ("Madocks") (collectively, the "Grantees") and Presstek, Inc., a Delaware corporation ("Presstek").

                              W I T N E S S E T H :

                  WHEREAS, Catalina is willing to grant the Grantees the right collectively to purchase that number of shares of common stock of Catalina which upon issuance thereof shall equal five (5%) percent of the issued and outstanding shares of common stock of Catalina (the "Option Shares"), and the Grantees desire to acquire the right to purchase the Option Shares upon and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant of Options. Catalina hereby grants to each Grantee the right (individually, the "Option" and collectively, the "Options") to acquire the percent of Option Shares listed on Exhibit A hereto opposite the name of the respective Grantee, at the initial exercise price which the Board of Directors of Catalina may grant to its employees, members of the Board of Directors and other persons in a private placement prior to an initial public


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offering (the "IPO") of Catalina's common stock (the "Exercise Price");
provided, however, that the foregoing grant shall cease and be without effect unless a registration statement under the Securities Act of 1933, as amended, relating to an initial public offering of common stock of Catalina is declared effective by the Securities and Exchange Commission not later than 5:00 P.M., Eastern Standard Time, on the fourth anniversary from the date hereof.

                  2. Exercise; Term. The Options may be exercised at any time commencing upon the Registration Statement for the IPO's becoming effective (the "Effective Date") until the fifth anniversary of the Effective Date at which anniversary the Options shall terminate (the "Term"); notwithstanding the foregoing, the Options shall be subject to earlier termination as provided below.

                  An Option shall terminate prior to the expiration of the Term upon termination of such Grantee's employment pursuant to the terms of the Employment Agreement between the respective Grantee and Catalina of even date herewith.

                  3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or received if sent by overnight courier or if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

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         If to Grantees:                    David G. Shaw
                                            1041 E. Calle Mariposa
                                            Tucson, Arizona 85718

                                            Marc G. Langlois
                                            5717 N. Camino Arturo
                                            Tucson, Arizona 85718

                                            John E. Madocks
                                            110 E. Yvon Drive
                                            Tucson, Arizona 85704

         Copy to: Chandler, Tullar, Udall & Redhair 33 N. Stone Avenue, Suite 1700 Tucson, Arizona 85701-1415
                                            Attn:  Joe F. Tarver

         If to Presstek:                    Presstek, Inc.
                                            8 Commercial Street
                                            Hudson, New Hampshire 03051
                                            Attn: Richard A. Williams

         Copy to:                           Tenzer Greenblatt LLP
                                            405 Lexington Avenue
                                            New York, New York 10174
                                            Attn: Gary A. Schonwald, Esq.

or to such other address as any party shall have designated by like notice to the other party hereto.

                  4. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

                  5. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                  6. Applicable Law. This Agreement shall be governed by the laws of the State of New Hampshire applicable to contracts made and to be wholly performed therein, without giving effect to principles of conflicts of laws.

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                  7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  8. Assignment. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto, except that this Agreement may be assigned to a subsidiary or parent of Presstek without the need for such prior consent. Notwithstanding the foregoing, the Selling Shareholders and Madocks may assign their rights and obligations under this Agreement to a trust or trusts in which they or their family members or their estate, or any combination thereof, is the beneficiary, and additionally, in the case of Langlois, in which case Craig Mathis is a beneficiary.

                  9. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  10. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the

                                       -4-


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validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the

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remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                              PRESSTEK, INC., a Delaware corporation

                              By:/s/ Robert Howard
                                  --------------------------------------
                                  Name: Robert Howard
                                  Title: Chairman

                              CATALINA COATINGS, INC., an Arizona
                                corporation

                              By:/s/ David G. Shaw
                                  --------------------------------------
                                  Name: David G. Shaw
                                  Title: President

                                 /s/ Marc G. Langlois
                                  --------------------------------------
                                  Marc G. Langlois

                                 /s/ David G. Shaw
                                  --------------------------------------
                                  David G. Shaw

                                 /s/ John E. Madocks
                                  --------------------------------------
                                  John E. Madocks


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                                    EXHIBIT A

Selling Shareholder                         Percentage of Option Shares
-------------------                         Selling Shareholder is
                                            entitled to receive upon
                                            Exercise of Option
                                            ---------------------------
         David G. Shaw                      47.5 (2.375% of whole)

         Marc Langlois                      47.5 (2.375% of whole)

         John Madocks                        5.0 (0.250% of whole)
                                            ---- -----------------

                                  Total    100.0 (5.000% of whole)